Exhibit 32.1

CERTIFCATION OF PRINCIPAL EXECUTIVE OFFICER AND
PRINCIPAL FINANCIAL OFFICER PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-KSB of China Water Group, Inc. (the "Company") for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof or the following date (the "Report"), Chong Liang Pu, as Chief Executive Officer (Principal Executive Officer) and Ding Rencai, as Chief Financial Officer (Principal Financial Officer) of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge, respectively, that:

    1.) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended; and

    2.) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: July 11, 2008	/s/ Chong Liang Pu
Name: Chong Liang Pu
Title: Chief Executive Officer (Principal Executive Officer)

/s/ Ding Rencai
Name: Ding Rencai
Title: Chief Financial Officer (Principal Financial Officer)